UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 2, 2009
NEDAK ETHANOL, LLC
(Exact Name of Registrant as Specified in Its Charter)
NEBRASKA	333-130343	20-0568230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska 68713
(Address of Principal Executive Offices)		(Zip Code)
(402) 925-5570 (Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

NEDAK Ethanol, LLC ("Company") entered into an Engineering, Procurement and Construction Services Fixed Price Contract dated August 9, 2006 with Delta-T Corporation ("Delta-T"), and as previously reported, the contract had been amended with several supplements, amendments and change orders (collectively, the "Contract").  Among many changes to the original contract were (1) the provision of a parental guarantee of performance by Delta-T provided by Bateman Litwin NV; (2) the provision of letters of credit in the amounts of $4,000,000 and $5,500,000 by Delta-T for the benefit of AgCountry Farm Credit Services ("AgCountry") and the Company, respectively; and (3) a Promissory Note in the amount of $5,000,000 provided by the Company for the benefit of Delta-T.

Subsequent disputes arose between the Company and Delta-T that resulted in: (1) the drawing on the $4,000,000 letter of credit by AgCountry in June, 2009, generating a deposit of $3,995,000 at AgCountry pending settlement of certain disputed claims; and (2) the commencement of legal action by Delta-T against the Company and AgCountry, in an action filed on June 25, 2009 in the District Court of Douglas County, Nebraska, resulting in a temporary restraining order issued by the court, which temporarily restrained the Company and AgCountry from draws upon the remaining $5,500,000 letter of credit.  The parties have mutually resolved their differences in the following manner.

On September 1, 2009, the Company and Delta-T executed Amendment Number Three to the Contract (the "Amendment").  The Amendment resolved asserted claims by both parties and provided the following: (1) Delta-T will repair certain plant emissions equipment; (2) Delta-T will extend the $5,500,000 letter of credit to June 30, 2010 with conditions added to draw on such letter of credit in the event (A) any liens are filed against the Company property, (B) emissions work is not completely, timely and promptly performed, or (C) warranty claims that may arise before June 30, 2010, if they are not performed or cured by Delta T; with the further agreement that upon satisfaction of certain lien liabilities and emissions work, Delta-T can reduce the value of the letter of credit to $3,500,000 and $500,000 respectively; (3) Delta-T is relieved of all agreed upon punch list responsibility with certain exceptions; (4) Delta-T relinquishes all further rights to the $3,995,000 of proceeds held at AgCountry from the June draw against the $4,000,000 letter of credit; (5) the $5,000,000 Promissory Note provided by the Company in Delta-T’s favor is extinguished; (6) Delta-T must dismiss its legal action and have dissolved the temporary restraining order, provided however each party reserves the right to commence future action if the Amendment is violated; and (7) except as provided above, no further payments or transfer of funds shall be made to or from Delta-T and the Company.

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits

Number	Description
10.1	Amendment Number Three to Engineering, Procurement and Construction Services Fixed Price Contract between Delta-T Corporation and NEDAK Ethanol, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 4, 2009

NEDAK ETHANOL, LLC

By:	/s/ Jerome Fagerland
Jerome Fagerland
President